Registration No. 333-46289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LECTEC CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1301878 (I.R.S. Employer Identification No.)
1407 South Kings Highway
Texarkana, Texas 75501
(Address, including zip code, of registrant’s principal executive offices)
LECTEC CORPORATION 401(k) & PROFIT SHARING PLAN
(Full title of the plan)
Gregory G. Freitag
Chief Executive Officer
LecTec Corporation
1407 South Kings Highway
Texarkana, Texas 75501
(903) 832-0993
With copies to:
Timothy S. Hearn
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
LecTec Corporation, a Minnesota corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-46289) (the “Registration Statement”), which registered 300,000 shares of the Company’s common stock and an indeterminate amount of interests to be offered or issued pursuant to the LecTec Corporation 401(k) & Profit Sharing Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment and terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S—8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Texarkana, State of Texas, on the 31st day of May, 2011.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on the 31st day of May, 2011.

Signature	Title

/s/ Gregory G. Freitag Gregory G. Freitag	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial and accounting officer)

*	Director
Timothy M. Heaney

*	Director
Lowell Hellervik

* Robert J. Rudelius	Director

* Elmer Salovich, M.D.	Director

* By:	/s/ Gregory G. Freitag Gregory G. Freitag
Attorney-in-Fact
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Texarkana, State of Texas, on the 31st day of May, 2011.

LECTEC CORPORATION 401(k) & PROFIT SHARING PLAN
By:	LecTec Corporation

/s/ Gregory G. Freitag
Plan Administrator

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney

4